AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2002

                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -----------------------------

                            NATIONAL FUEL GAS COMPANY
             (Exact name of registrant as specified in its charter)

                         -----------------------------

           New Jersey                                           13-1086010
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               10 Lafayette Square
                             Buffalo, New York 14203
                                 (716) 857-7000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         -----------------------------

               NATIONAL FUEL GAS COMPANY TAX-DEFERRED SAVINGS PLAN
                             FOR NON-UNION EMPLOYEES
                            (Full title of the plan)

                         -----------------------------

      PHILIP C. ACKERMAN                       MICHAEL F. FITZPATRICK, JR., ESQ.
    Chairman of the Board,                         THELEN REID & PRIEST LLP
President and Chief Executive Officer                   875 Third Avenue
      10 Lafayette Square                            New York, New York 10022
    Buffalo, New York 14203                               (212) 603-2000
        (716) 857-7000

         (Names, addresses and telephone numbers, including area codes, of agents for service)

                         -----------------------------

  It is respectfully requested that the Commission send copies of all orders, notices and communications to:

                            JAMES P. BAETZHOLD, ESQ.
                               10 Lafayette Square
                             Buffalo, New York 14203
                                 (716) 857-7000

                         -----------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------- ---------------- ------------------------ ------------------------- ------------------
                                                            PROPOSED                  PROPOSED
       TITLE OF SECURITIES           AMOUNT TO BE       MAXIMUM OFFERING         MAXIMUM AGGREGATE          AMOUNT OF
       TO BE REGISTERED (1)         REGISTERED (2)     PRICE PER SHARE (3)       OFFERING PRICE (4)     REGISTRATION FEE
----------------------------------- ---------------- ------------------------ ------------------------- ------------------
Common stock, one dollar ($1.00)       4,000,000             $21.25                 $85,000,000              $7,820
par value, common stock purchase
rights
----------------------------------- ---------------- ------------------------ ------------------------- ------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends or similar transactions, in accordance with the provisions of the employee benefit plan described herein.

(3) Since no separate consideration will be paid for the common stock purchase rights, the registration fee for such securities is included in the fee for the common stock. The value attributable to the common stock purchase rights, if any, is reflected in the market price of the common stock.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant's common stock on the New York Stock Exchange composite tape on December 24, 2002.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 covers the registration of 4,000,000 shares of common stock, one dollar ($1.00) par value, of National Fuel Gas Company (National) and associated common stock purchase rights that may be offered or sold to certain employees of National and its subsidiaries pursuant to the terms of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (the Plan).

PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The SEC allows National to "incorporate by reference" the information that National files with the SEC, which means that National may disclose important information to you by referring you to those documents in this registration statement. The information incorporated by reference is an important part of this registration statement. National is incorporating by reference the documents listed below and any future documents that are filed by National or the Plan with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until National sells all of these securities or deregisters all such securities remaining unsold. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this registration statement at the time of the future filings.

     o National's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

     o    The Plan's Annual Report on Form 11-K for the year ended December 31,
          2001.

     You may request a copy of these documents, at no cost to you, by writing or calling Anna Marie Cellino, Secretary, National Fuel Gas Company, 10 Lafayette Square, Buffalo, New York 14203, telephone (716) 857-7858.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The following description of National's common stock is a summary and is qualified by reference to the terms and provisions of National's Restated Certificate of Incorporation, its By-Laws, and the Amended and Restated Rights Agreement between National and HSBC Bank USA (Rights Agreement), which are filed as exhibits to the registration statement and incorporated herein by reference. Reference is also made to the indenture dated as of October 15, 1974, as supplemented (1974 Indenture), between National and The Bank of New York, as trustee.

     No shares of preferred stock of National are currently outstanding. However, the Board of Directors of National has the ability to issue one or more series of preferred stock from time to time. The actual effect of the preferred stock upon the rights of the holders of National's common stock will not be known until National's Board of Directors determines the respective rights of the holders of one or more series of preferred stock. Such effects, however, might include: (a) restrictions on dividends on National's common stock if dividends on the preferred stock are in arrears; (b) dilution of the voting power of National's common stock; (c) restrictions on the rights of the holders of National's common stock to share in National's assets upon liquidation due to satisfaction of any liquidation preference granted to the preferred stock; and
(d) dilution of rights of holders of National's common stock to share in National's assets upon liquidation if the preferred stock is participating with respect to distributions upon such liquidation.


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


     DIVIDEND RIGHTS

     The holders of common stock are entitled to receive dividends as declared by the Board of Directors, out of funds legally available for the purpose and subject to a limitation in the 1974 Indenture. The 1974 Indenture prohibits the payment of cash dividends on, and the purchase or redemption of, common stock if the cumulative dividends on and amounts paid for purchase or redemption of common or preferred stock since December 31, 1967 exceed or would exceed consolidated net income available for dividends for that same period plus $10 million plus any additional amount authorized or approved, upon application of National, by the SEC.

     The Board of Directors' ability to declare dividends on common stock may also be limited by the rights and preferences of certain series of preferred stock, which may be issued from time to time, and by the terms of instruments defining the rights of holders of outstanding indebtedness of National.

     VOTING RIGHTS AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     The holders of common stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the common stock is required for the merger or consolidation of National or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

     LIQUIDATION RIGHTS

     Upon any dissolution, liquidation or winding up of National, the holders of common stock are entitled to receive pro rata all of National's assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of preferred stock.

     PREEMPTIVE RIGHTS

     Holders of common stock and any series of preferred stock that may be issued have no preemptive right to purchase or subscribe for any shares of capital stock of National.

     COMMON STOCK PURCHASE RIGHTS

     The holders of the common stock have one right for each of their shares. Each right, which will initially be evidenced by the common stock certificates representing the outstanding shares of common stock, entitles the holder to purchase one-half of one share of common stock at a purchase price of $65.00 per share, being $32.50 per half share, subject to adjustment (Purchase Price).

     The rights become exercisable upon the occurrence of a distribution date. At any time following a distribution date, each holder of a right may exercise its right to receive common stock (or, under certain circumstances, other property of National) having a value equal to two times the Purchase Price of the right then in effect. However, the rights are subject to redemption or exchange by National prior to their exercise as described below.

     A distribution date would occur upon the earlier of:

     o ten days after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of National's common stock or other voting stock having 10% or more of the total voting power of National's common stock and other voting stock; and


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


     o ten days after the commencement or announcement by a person or group of an intention to make a tender or exchange offer that would result in that person acquiring, or obtaining the right to acquire, beneficial ownership of National's common stock or other voting stock having 10% or more of the total voting power of National's common stock and other voting stock.

     In certain situations after a person or group has acquired beneficial ownership of 10% or more of the total voting power of National's stock as described above, each holder of a right will have the right to exercise its rights to receive common stock of the acquiring company having a value equal to two times the Purchase Price of the right then in effect. These situations would arise if National is acquired in a merger or other business combination or if 50% or more of National's assets or earning power are sold or transferred.

     At any time prior to the end of the business day on the tenth day following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, National may redeem the rights in whole, but not in part, at a price of $.005 per right, payable in cash or stock. A decision to redeem the rights requires the vote of 75% of National's full Board of Directors. Also, at any time following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, 75% of National's full Board of Directors may vote to exchange the rights, in whole or in part, at an exchange rate of one share of common stock, or other property deemed to have the same value, per right, subject to certain adjustments.

     After a distribution date, rights that are owned by an acquiring person will be null and void. Upon exercise of the rights, National may need additional regulatory approvals to satisfy the requirements of the Rights Agreement. The rights will expire on July 31, 2008, unless they are exchanged or redeemed earlier than that date.

     The rights have anti-takeover effects because they will cause substantial dilution of the common stock if a person attempts to acquire National on terms not approved by the Board of Directors.

     BUSINESS COMBINATIONS

     National's Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other business combination by National or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of National's outstanding common stock (substantial stockholder) or with an affiliate of any substantial stockholder. The term substantial stockholder does not include National, any of its subsidiaries, or any trustee holding common stock of National for the benefit of the employees of National or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of common stock and the form of consideration paid, and require that the holders of common stock be furnished certain information about the business combination prior to voting on it. A business combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions:

     o    a merger, consolidation or share exchange;

     o a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;


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


     o the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

     o    the adoption of a plan of liquidation or dissolution of National; or

     o any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of National that is owned by any substantial stockholder or by any affiliate of a substantial stockholder.

     The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of preferred stock, the approval of a majority of the entire Board, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

     LISTING

     The common stock is, and will be, listed on the New York Stock Exchange.

     TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is Computershare Investor Services, LLC, Chicago, Illinois.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Ninth of National's Restated Certificate of Incorporation, as amended, provides as follows:

          "No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto."

     Article II, Paragraph 8 of the By-Laws of National provides as follows:

          "A. The Corporation shall indemnify any person who is or was a director or officer of the Corporation, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey, including, without limitation, the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities (including amounts paid or incurred in satisfactions of settlements, judgments, fines and penalties) and expenses (including, without limitation, attorneys' fees and disbursements) imposed upon or incurred by such person in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") in which such person may be made, or threatened to be made, a party, or in which such person may become involved by reason of such person being or having been a director or officer of the Corporation, or of serving or having served at the request of the Corporation as a director, officer, trustee, employee or agent of, or in any other capacity with, another foreign or domestic corporation, or any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit.

          B. During the pendency of any such Proceeding, the Corporation shall, to the fullest extent permitted by law, promptly advance expenses (including, without limitation, attorneys' fees and disbursements) that are incurred, from time to time, in connection therewith by any such current or former director or officer of the Corporation, subject to the receipt by the Corporation of an undertaking of such person as required by law.

          C. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

          D. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."

     Section 14A:3-5 of the New Jersey Statutes Annotated provides:

             "INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

     (1)  As used in this section,

          (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust, or other enterprise, whether or not for profit, served by a corporate agent;

          (c) "Expenses" means reasonable costs, disbursements and counsel fees;

          (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


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


     (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

          (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and

          (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

     (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

     (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

          (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

          (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

          (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

     (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an


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undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

     (7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

               (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

               (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

          (b) Application for such indemnification may be made

               (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

               (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

The application shall set forth the disposition of any previous application for indemnification and shall bc made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

     (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2 7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may


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be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

     (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

     (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

     (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding."

ITEM 8.   EXHIBITS.

Exhibit
Number   Description of Exhibits
------   -----------------------

3(i)      Articles of Incorporation:

*     -   Restated Certificate of Incorporation dated September 21, 1998
          (Exhibit 3.1, Form 10-K for the fiscal year ended September 30, 1998 in File No. 1-3880).

3(ii)     By-Laws:

*     -   By-Laws as amended through December 13, 2001 (Exhibit 3.1, Form 10-K/A for the fiscal year ended September 30, 2001 in File No. 1-3880 filed with the SEC on January 25, 2002).

4         Instruments Defining the Rights of Security holders, including
          Indentures:

*     -   Indenture dated as of October 15, 1974, between National Fuel Gas
          Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 2(b), File No. 2-51796).

*     -   Third Supplemental Indenture dated as of December 1, 1982, to
          Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(4) in File No. 33-49401).

*     -   Tenth Supplemental Indenture dated as of February 1, 1992, to
          Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a), Form 8-K dated February 14, 1992 in File No. 1-3880).

*     -   Eleventh Supplemental Indenture dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-3880).

*     -   Twelfth Supplemental Indenture dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(c), Form 8-K dated June 18, 1992 in File No. 1-3880).

*     -   Thirteenth Supplemental Indenture dated as of March 1, 1993, to
          Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(14) in File No. 33-49401).

*     -   Fourteenth Supplemental Indenture dated as of July 1, 1993 to
          Indenture dated as of October 15, 1974 between National Fuel Gas


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


          Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1993 in File No. 1-3880).

*     -   Fifteenth Supplemental Indenture dated as of September 1, 1996, to
          Indenture dated as of October 15, 1974 between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1996 in File No. 1-3880).

*     -   Indenture, dated as of October 1, 1999, between National Fuel Gas
          Company and The Bank of New York (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1999 in File No. 1-3880).

*     -   Officer's Certificate Establishing Medium-Term Notes, dated
          October 14, 1999 (Exhibit 4.2, Form 10-K for fiscal year ended September 30, 1999 in File No. 1-3880).

*     -   Officers Certificate establishing 6.50% Notes due 2022, dated
          September 18, 2002 (Exhibit 4, Form 8-K dated October 3, 2002 in File No. 1-3880).

*     -   Rights Agreement amended and restated as of April 30, 1999 between
          National Fuel Gas Company and HSBC Bank USA (Exhibit 10.2, Form 10-Q for the quarterly period ended March 31, 1999 in File No. 1-3880).

*     -   Certificate of Adjustment, dated September 7, 2001, to the Amended and
          Restated Rights Agreement dated as of April 30, 1999, between National Fuel Gas Company and HSBC Bank USA (Exhibit 4, Form 8-K dated September 7, 2001 in File No. 1-3880).

5         Opinion re legality:

5.1   -   Opinion of Stryker, Tams & Dill LLP, Counsel for National Fuel Gas
          Company.

5.2   -   Internal Revenue Service determination letter dated September 9, 2002 that the Plan is qualified under Section 401 of the Internal Revenue Code.

23        Consents of experts and counsel:

23.1  -   Consent of PricewaterhouseCoopers LLP.

23.2  -   Consent of Stryker, Tams & Dill LLP is contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.3  -   Consent of Ralph E. Davis Associates, Inc. regarding Seneca Resources
          Corporation.

23.4  -   Consent of Ralph E. Davis Associates, Inc. regarding National Fuel
          Exploration Corp.

23.5  -   Consent of Ralph E. Davis Associates, Inc. regarding Player Resources
          Ltd.

23.6  -   Consent of Freed Maxick & Battaglia, CPAs PC.

24        Power of attorney:

24.1  -   The Power of Attorney is contained on the signature page of this registration statement.

-------------------
*Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below, and to file with the SEC, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 26th day of December, 2002.

                                         NATIONAL FUEL GAS COMPANY


                                         By:  /s/ P. C. Ackerman
                                            ------------------------------------
                                                  P. C. Ackerman
                                            Chairman of the Board, President
                                            and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                     Title                       Date
                   ---------                                     -----                       ----


             /s/ P. C. Ackerman                   Chairman of the Board, President,     December 26, 2002
-----------------------------------------         Chief Executive Officer and Director
                 P. C. Ackerman


              /s/ J. P. Pawlowski                 Treasurer, Principal Financial        December 26, 2002
-----------------------------------------         Officer and Principal Accounting
                J. P. Pawlowski                   Officer



              /s/ R. T. Brady                     Director                              December 26, 2002
-----------------------------------------
                  R. T. Brady


              /s/ J. V. Glynn                     Director                              December 26, 2002
-----------------------------------------
                  J. V. Glynn




              /s/ W. J. Hill                      Director                              December 26, 2002
-----------------------------------------
                   W. J. Hill


              /s/ B. J. Kennedy                   Director                              December 26, 2002
-----------------------------------------
                 B. J. Kennedy


              /s/ R. E. Kidder                    Director                              December 26, 2002
-----------------------------------------
                  R. E. Kidder


              /s/ B. S. Lee                       Director                              December 26, 2002
-----------------------------------------
                   B. S. Lee


              /s/ E. T. Mann                      Director                              December 26, 2002
-----------------------------------------
                   E. T. Mann


              /s/ G. L. Mazanec                   Director                              December 26, 2002
-----------------------------------------
                 G. L. Mazanec


              /s/ J. F. Riordan                   Director                              December 26, 2002
-----------------------------------------
                 J. F. Riordan

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 26th day of December, 2002.

                                         By:        /s/ A. M. Cellino
                                            ------------------------------------
                                                        A. M. Cellino
                                            Chairman of the National Fuel Gas
                                            Company Tax-Deferred Savings Plan
                                            for Non-Union Employees Committee

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number    Description of Exhibits
------    -----------------------

5.1       Opinion of Stryker, Tams & Dill LLP, Counsel for National Fuel Gas
          Company.

5.2 Internal Revenue Service determination letter dated September 9, 2002 that the Plan is qualified under Section 401 of the Internal Revenue Code.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Stryker, Tams & Dill LLP is contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.3 Consent of Ralph E. Davis Associates, Inc. regarding Seneca Resources Corporation.

23.4 Consent of Ralph E. Davis Associates, Inc. regarding National Fuel Exploration Corp.

23.5      Consent of Ralph E. Davis Associates, Inc. regarding Player Resources
          Ltd.

23.6      Consent of Freed Maxick & Battaglia, CPAs PC.

24.1 The Power of Attorney is contained on the signature page of this registration statement.